Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 116 to Registration Statement No. 33-572 on Form N-1A of our reports dated October 15, 2008, relating to the financial statements and financial highlights of Eaton Vance Municipals Trust, including the Funds listed on attached Schedule A, appearing in the Annual Report on Form N-CSR of Eaton Vance Municipals Trust for the year ended August 31, 2008, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus and ‘‘Independent Registered Public Accounting Firm’’ in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts December 24, 2008

SCHEDULE A

Fund Report Date	Fund

October 15, 2008	Eaton Vance Alabama Municipals Fund
October 15, 2008	Eaton Vance Arkansas Municipals Fund
October 15, 2008	Eaton Vance Georgia Municipals Fund
October 15, 2008	Eaton Vance Kentucky Municipals Fund
October 15, 2008	Eaton Vance Louisiana Municipals Fund
October 15, 2008	Eaton Vance Maryland Municipals Fund
October 15, 2008	Eaton Vance Missouri Municipals Fund
October 15, 2008	Eaton Vance North Carolina Municipals Fund
October 15, 2008	Eaton Vance Oregon Municipals Fund
October 15, 2008	Eaton Vance South Carolina Municipals Fund
October 15, 2008	Eaton Vance Tennessee Municipals Fund
October 15, 2008	Eaton Vance Virginia Municipals Fund